UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

BUCK-A-ROO$ HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51450	05-0581183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17641 Vanowen Street
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 758-6500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On behalf of Buck-A-Roo$ Holding Corporation (the "Company"), Finance 500, Inc. ("Finance 500") submitted an application on Form 211 to the Financial Industry Regulatory Authority ("FINRA") to initiate quotations on the OTC Bulletin Board of the Company's common stock. On March 18, 2008, FINRA issued a letter to Finance 500 stating that unpriced quotations of the Company's common stock could begin on the OTC Bulletin Board and Pink Sheets and that if Finance 500 decides to enter a priced quotation (bid or offer) in the Company's common stock in any quotations medium, Finance 500 must supplement its filing with the Form 211. This supplemental filing must include the basis and factors for Finance 500's priced quotation and be received by FINRA three days before the priced entry appears in a quotations medium.

On March 19, 2008, FINRA assigned the Company the stock symbol BRHC.OB on the OTC Bulletin Board.

On March 19, 2008, the Company issued a press release announcing the foregoing. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibits
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCK-A-ROO$ HOLDING CORPORATION

Date: March 21, 2008	By:	/s/ David Fox
David Fox
Chief Executive Officer